EXHIBIT 10.1

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of this __ day of _____, 2006, by and between Data Systems & Software Inc., a Delaware corporation (the "Company"), and ___________________________________ ("Indemnitee").

RECITALS

A. The Company is aware that because of the increased exposure to litigation costs, talented and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance and contractual indemnification provisions.

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate guidance regarding the proper course of action.

C. The Board of Directors of the Company (the "Board") has concluded that, in order to attract and retain talented and experienced individuals to serve as officers and directors of the Company and/or its subsidiaries and to encourage such individuals to the business judgements necessary for the management of the Company and its subsidiaries, the Company should contractually indemnify its officers and directors, and the officers and directors of its subsidiaries, in connection with claims against such officers and directors in connection with their services to the Company, and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company and its stockholders.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. "Agent" with respect to the Company means any person who is or was a director, officer, employee or other agent of the Company or a Subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or a Subsidiary of the Company as a director, officer, employee or agent of another entity or enterprise; or was a director, officer, employee or agent of a predecessor corporation (or other predecessor entity or enterprise) of the Company or a Subsidiary of the Company, or was a director, officer, employee or agent of another entity or enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b) Company.“Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was an Agent of such constituent corporation, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c) Expenses. "Expenses" means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees, costs of investigation and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by the Indemnitee in connection with the investigation, settlement, defense or appeal of a claim or Proceeding covered hereby or establishing or enforcing a right to indemnification under this Agreement.

(d) Proceeding. "Proceeding" means any threatened, pending or completed claim, counterclaim, suit or action, whether civil, criminal, administrative, investigative or otherwise.

(e) Subsidiary. "Subsidiary" means any corporation or other entity of which more than 10% of the outstanding voting securities or other voting interests are owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

2. Maintenance of Liability Insurance.

(a) The Company hereby covenants and agrees with Indemnitee that the Company shall obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts as the Board of Directors shall determine from established and reputable insurers, which D&O Insurance shall in no event be on terms less favorable than those of the current policy, a copy of which has been provided to the Indemnitee.

(b) Upon request by Indemnitee, the Company shall provide evidence of the D&O Insurance required by Section 2(a) above. The Company shall promptly notify Indemnitee of any change in the Company's D&O Insurance coverage.

3. Mandatory Indemnification.

(a) Third Party Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company, which action is covered by Section 3(b) below) by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, by reason of anything done or not done, or alleged to have been done or not done by Indemnitee in any such capacity or by reason of the fact that Indemnitee personally guaranteed any obligation of the Company at any time, the Company shall defend, indemnify and hold harmless Indemnitee against any and all Expenses and liabilities of any type whatsoever incurred by such person in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such person's conduct was unlawful.

(b) Actions by or in the Right of the Company. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done, or alleged to have been done or not done, by him in any such capacity, the Company shall defend, indemnify and hold harmless Indemnitee against any and all Expenses and liabilities of any type whatsoever incurred by such person in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and so long as permitted by applicable law; except that no indemnification under this subsection shall be made, and Indemnitee shall repay all amounts previously advanced by the Company, in respect of any claim, issue or matter for which such person is judged in a final, non-appealable decision to be liable to the Company by a court of competent jurisdiction, unless and only to the extent that the court in which such Proceeding was brought or the Court of Chancery of Delaware shall determine that Indemnitee is fairly and reasonably entitled to indemnity

(c) Actions Where Indemnitee Is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, the Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of the Indemnitee against any and all Expenses and liabilities incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for the Indemnitee in Sections 3(a) and 3(b) above.

(d) No Duplication of Payments. The Expenses and liabilities covered hereby shall be net of any payments actually received by the Indemnitee under any D&O Insurance, the Company’s Certificate of Incorporation or By-laws, or otherwise.

4. Partial Indemnification. If Indemnitee is found under Section 3, 7 or 12 hereof not to be entitled to indemnification for all of the Expenses relating to a Proceeding, the Company shall indemnify the Indemnitee for any portion of such Expenses not specifically precluded by the operation of such Section 3, 7 or 12.

5. Mandatory Advancement of Expenses. Until a determination to the contrary under Section 7 hereof is made, and unless the provisions of Section 10 apply, the Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party covered by the indemnification in Section 3 hereof. To the extent permitted by law, as a condition to such advances, Indemnitee shall, at the request of the Company, undertake in a reasonable manner to repay such amounts advanced if it shall ultimately be determined by a final order of a court that Indemnitee is not entitled to be indemnified by the Company by the terms hereof or under applicable law. Subject to Section 6 hereof, the advances to be made hereunder shall be paid by the Company to Indemnitee within 20 days following delivery of a written request by Indemnitee to the Company, which request shall be accompanied by vouchers, invoices and similar evidence documenting the amounts requested.

6. Indemnification Procedures.

(a) Promptly after receipt by Indemnitee of notice to him or her of the commencement or threat of any Proceeding covered hereby, Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of any of its obligations hereunder, except to the extent that such failure or delay increases the liability of the Company hereunder.

(b) Upon receipt of notice, pursuant to Section 6(a) above, the Company shall give prompt notice of the Proceeding to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies, and the Indemnitee shall not take any action (by waiver, settlement or otherwise) which would adversely affect the ability of the Company to obtain payment from its insurers.

(c) If the Company shall be obligated to pay the Expenses of the Indemnitee under this Agreement, the Company may (and shall if requested by Indemnitee in writing) assume the defense of the Proceeding to which the Expenses relate, in which event the Company shall deliver a notice of assumption to Indemnitee. Any counsel employed by the Company in connection with the defense of such Proceeding shall be subject to approval by Indemnitee, such approval not to be unreasonably withheld or delayed. The Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel incurred by Indemnitee after delivery of such notice of assumption with respect to such Proceeding; provided; however, that if Indemnitee shall have provided the Company with an opinion of counsel stating that there is a strong argument that a conflict of interest exists between the Company and Indemnitee in the conduct of any such defense, the fees and Expenses of Indemnitee's counsel shall be at the expense of the Company. Notwithstanding the fact that the Company assumes the defense of a Proceeding pursuant to the preceding sentence, Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee's expense.

7. Determination of Right to Indemnification.

(a) To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, claim, issue or matter covered hereby, Indemnitee need not repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.

(b) If Section 7(a) is inapplicable, the Company shall remain obligated to indemnify Indemnitee, and Indemnitee need not repay Expenses previously advanced, unless the Company, by motion before a court of competent jurisdiction, obtains an order for preliminary or permanent relief suspending or denying the obligation to advance or indemnify for Expenses.

(c) Notwithstanding a determination by the Board or a court that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Court of Chancery of Delaware for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement.

(d) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding under Section 7(b) or 7(c) and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.

8. Presumptions and Burden of Proof; Expenses of Enforcement.

(a) For purposes of this Agreement, the termination of any Proceeding by judgment or otherwise shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In connection with any determination as to whether the Indemnitee is entitled to indemnification or Expense advances hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled, by clear and convincing evidence. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or relevant Subsidiary, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant Subsidiary in the course of their duties, or on the advice of legal counsel for the Company or relevant Subsidiary, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant Subsidiary, provided that it was reasonable under the circumstances for the Indemnitee to rely upon such information or advice. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any of its Subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(b) The Company shall be precluded from asserting in any judicial proceeding commenced in enforcement of this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(d) In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced in enforcement of this Agreement shall be conducted in all respects as a de novo trial, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(e) In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action.

9. Contribution. If the indemnification provided for in Section 3 above is unavailable for any reason other than the statutory limitations set forth in the DGCL, then in respect of any Proceeding in which the Company is jointly liable with the Indemnitee the Company shall contribute to the amount of the Indemnitee’s Expenses in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 9 was determined by pro rata or per capita allocation or any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The foregoing provisions notwithstanding, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

10. Certificate of Incorporation and By-Laws. The Company agrees that the Company's Certificate of Incorporation and By-laws in effect on the date hereof shall not be amended to reduce, limit, hinder or delay (i) the rights of Indemnitee granted hereby or (ii) the ability of the Company to indemnify Indemnitee as required hereby. The Company further agrees that it shall exercise the powers granted to it under its Certificate of Incorporation, its By-laws and by applicable law to indemnify Indemnitee to the fullest extent possible as required hereby.

11. Witness Expenses. The Company agrees to compensate Indemnitee for the reasonable value of his or her time spent, and to reimburse Indemnitee for all Expenses (including attorneys' fees and travel costs) incurred by him or her, in connection with being a witness, or if Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of his or her serving or having served as an Agent of the Company.

12. Exceptions. Notwithstanding any other provision hereunder to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)  Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company's Certificate of Incorporation or By-laws unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous);

(b)  Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement;

(c) Claims Under Section 16(b). To indemnify Indemnitee for any Proceeding, Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

(d) Claims Excluded Under Section 145 of the Delaware General Corporation Law. To indemnify Indemnitee if (i) Indemnitee did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, or (iii) Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Section 145(b) of the Delaware General Corporation Law.

13. Non-exclusivity. This Agreement is not the exclusive arrangement between the Company and Indemnitee regarding the subject matter hereof and shall not diminish or affect any other rights which Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or By-laws, under employment or other agreements, or otherwise.

14. Continuation After Term. Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as a director or Agent of the Company and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, provisions of the Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement shall be construed or altered by the court so as to remain enforceable and to provide Indemnitee with as many of the benefits contemplated hereby as are permitted under law.

16. Counterparts, Modification and Waiver. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Company and Indemnitee and may be supplemented or amended as to Indemnitee only by a written instrument signed by the Company and Indemnitee, with such amendment binding only the Company and Indemnitee. All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notices. All notices, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given to a party (a) when delivered to such party at the address of such party by any means (including, without limitation, courier service or personal delivery), (b) three business days after the same are mailed to such party (through deposit in the United States mail), by first-class certified or registered mail, return receipt requested, postage prepaid, to the address of such party, or (c) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid to the address of such party. The respective address of each party for purposes of receiving notices, demands or other communications as aforesaid shall be as follows (or such other address as a party may hereafter designate by notice delivered to the other parties in accordance with this subsection): (i) for the Company, the address of its principal executive offices, attention Chief Executive Officer (with a copy attention Assistant Secretary) and (ii) for Indemnitee, the most recent address of the Indemnitee on the Company's records.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

19. Binding Effect; Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs or assigns. This Agreement shall continue in effect with respect to Claims relating to indemnifiable events regardless of whether any Indemnitee continues to serve as an Agent of the Company.

20. Consent to Jurisdiction.
The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

21. No Construction as Employment Agreement.
Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

22. Corporate Authority.
The Board of Directors of the Company has approved the terms of this Agreement.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

DATA SYSTEMS & SOFTWARE INC.

By:
Name:
Title:

INDEMNITEE:

[Name]